PRESS RELEASE


RELEASE DATE                             CONTACT

March 17, 2005                           Annie G. McGrath
                                         Corporate Secretary
                                         (412) 367-3300
                                         E-mail: amcgrath@fidelitybancorp-pa.com


                        FIDELITY BANCORP, INC. ANNOUNCES
                           APPOINTMENT OF NEW DIRECTOR



PITTSBURGH, PA, March 17, 2005 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (Nasdaq: FSBI), today announced the appointment of Christopher S. Green, C.P.A. to its Board of Directors and to the Board of Directors of its wholly owned subsidiary, Fidelity Bank, PaSB. Mr. Green is the managing partner of Green & Bridges, LLP, a local certified public accounting firm headquartered in Carnegie, PA. Mr. Green is a life long resident of the Carnegie area and has been active in many local organizations, including serving one term on the Carlynton School Board, serving on the Chartiers Valley Industrial Development Authority and currently serving as President of the Carnegie Community Development Corporation.

Richard G. Spencer, President and Chief Executive Officer of the Corporation and the Bank stated, "I am very pleased that Chris has been appointed to the Board of Directors. His professional experience and his close ties to the community will make him an invaluable asset as a director. I look forward to working with Chris as he assumes his new responsibilities."

Fidelity   Bancorp,   Inc.  is  the  holding   company  of  Fidelity   Bank,   a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.